Exhibit 99.1

Press Release

Clean Harbors Announces Second-Quarter 2018 Financial Results

•            Achieves 13% Increase in Q2 Revenues to $849.1 Million, Driven by Strong Organic Growth and Veolia Acquisition

•            Reports Net Income of $30.7 Million, or $0.54 per Diluted Share

•            Delivers Q2 Adjusted EBITDA of $139.6 Million, up 16% on Strong Waste Volumes, Industrial Turnarounds and Safety-Kleen Growth; Margins Increase by 40 Basis Points

•            Completes Debt Refinancing to Lower Annual Interest Expense and Extend the Maturity Date to 2024

•            Raises 2018 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. — August 1, 2018 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the second quarter ended June 30, 2018.

“We delivered strong second-quarter results, with significant top- and bottom-line contributions from both of our segments,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “Our quarterly performance in Environmental Services was driven by higher volumes and an improved mix in our disposal network, as well as better-than-expected profitability from our Veolia Industrial Services acquisition. Safety-Kleen continued to capitalize on the favorable pricing environment for base oil and blended products in the quarter. Overall, our second-quarter financial performance reflected the leverage in our disposal and re-refinery networks, as we grew our Adjusted EBITDA at a higher rate than revenue. As a result, we expanded our Adjusted EBITDA margins by more than 40 basis points from a year ago.”

Second-quarter revenues increased 13% to $849.1 million, compared with $752.8 million in the same period a year ago. Income from operations grew 38% to $64.4 million from $46.7 million in the second quarter of 2017.

Net income for the second quarter of 2018 was $30.7 million, or $0.54 per diluted share, compared with net income for the second quarter of 2017 of $25.9 million, or $0.45 per diluted share. Second quarter 2017 net income included the after-tax gain on sale from the divestiture of the Company’s transformer services business, an after-tax loss on the early extinguishment of debt and a non-cash charge from tax-related valuation allowances in Canada. Excluding these impacts, adjusted net income for the second quarter of 2017 was $13.7 million, or $0.24 per diluted share. Results for the second quarter of 2018 and 2017 included pre-tax integration and severance costs of $2.3 million and $1.8 million, respectively.

Adjusted EBITDA (see description below) in the second quarter of 2018 increased 16% to $139.6 million, compared with $120.7 million in the same period of 2017.

“Within our Environmental Services segment, incinerator utilization in the quarter was 90%, compared with 87% in the same period of 2017,” McKim said. “We substantially improved our mix of incineration waste streams led by record drum volumes and growing contributions from our chemical and manufacturing verticals. Our Industrial Services business benefited from a healthy turnaround season in both the U.S. and Canada. We

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com continue to be encouraged by the early performance of Veolia’s U.S. Industrial Services business. While there were no large emergency response projects recorded in the quarter, we won a steady stream of smaller projects across multiple regions within our Field Services business.

“Within Safety-Kleen, we generated a double-digit increase in profitability for the third consecutive quarter. Adjusted EBITDA margins in this segment improved by 260 basis points from a year ago to 24.8%, as the team again effectively managed the spread in our used motor oil business while driving growth in our branch network,” McKim said. “We grew waste oil collection volumes from those of a year ago, while maintaining an average charge-for-oil (CFO) position for those collected gallons. We continued to steadily grow direct lubricant sales through our closed-loop initiative, which has now surpassed 20,000 customers. Direct lubricant sales accounted for 6% of our total volumes sold in the quarter, up from the prior year and from the first quarter of 2018.”

Debt Refinancing

Clean Harbors recently refinanced a portion of its long-term debt. The Company successfully executed a tender process in July, extinguishing more than 80% of its $400 million of Senior Unsecured Notes due 2020. Clean Harbors intends to redeem the remaining portion of the 2020 Senior Unsecured Notes today. The Company is replacing those 2020 Notes with a recently completed $350 million expansion of its variable Term Loan B facility and a $50 million drawdown on its existing revolver. The Company intends to put an interest rate swap in place in the coming weeks to reduce the variable rate nature of the Term Loan B expansion.

“In aggregate, we expect these activities to save the Company more than $2 million in annual interest expense,” said Executive Vice President and Chief Financial Officer Michael L. Battles. “This successful refinancing also will provide us with greater financial flexibility going forward and extends the debt maturity date of our Term Loan to 2024.”

Business Outlook and Financial Guidance

“We concluded the first half of 2018 with strong momentum in multiple markets, and we are optimistic about our prospects going forward,” McKim said. “Within Environmental Services, we have a considerable backlog of projects in our pipeline, particularly within the chemical industry, which should drive additional volumes into our disposal facilities. The acquisition of Veolia should continue to strengthen our Industrial Services business and amplify the growth opportunities for our specialty lines of business. In addition, the rise in crude prices and greater drilling activity are supporting a mild recovery in our energy-related businesses. For Safety-Kleen, the focus in the second half of the year will be on further enhancing margins through pricing strategies, continuing to advance our blended oil sales programs and capitalizing on cross-selling opportunities.

“As a result of our year-to-date performance and favorable trends in our key markets, we are increasing both our Adjusted EBITDA and adjusted free cash flow guidance for 2018. We anticipate a strong second half of the year with consistent profitable growth,” McKim concluded.

Based on its recent financial performance and current market conditions, Clean Harbors raised its full-year 2018 Adjusted EBITDA guidance to a range of $460 million to $490 million, compared with its prior range of $440 million to $480 million. On a GAAP basis, the Company’s revised guidance is based on projected 2018 net income in the range of $30 million to $59 million. A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below. Clean Harbors also increased its adjusted free cash flow

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com guidance. The Company currently expects to generate adjusted free cash flow for 2018 in the range of $135 million to $165 million, compared with its previous range of $125 million to $155 million, which is based on projected 2018 net cash from operating activities in the range of $305 million to $355 million.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income (loss) or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurements of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and six months ended June 30, 2018 and 2017 (in thousands):

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net income	$30,747	$25,880	$18,116	$4,487
Accretion of environmental liabilities	2,448	2,416	4,878	4,706
Depreciation and amortization	72,760	71,531	147,604	143,943
Other (income) expense, net	(846)	833	(547)	2,382
Loss on early extinguishment of debt	—	6,045	—	6,045
Gain on sale of business	—	(31,722)	—	(31,722)
Interest expense, net	20,769	22,492	41,039	45,068
Provision for income taxes	13,683	23,216	16,736	25,917
Adjusted EBITDA	$139,561	$120,691	$227,826	$200,826

This press release includes a discussion of net income and earnings per share adjusted for the loss on early extinguishment of debt, the gain on sale of business and the non-cash tax-related valuation allowances as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income to adjusted net income, and earnings per share to adjusted earnings per share for the three and six months ended June 30, 2018 and 2017 (in thousands, except per share amounts):

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Adjusted net income
Net income	$30,747	$25,880	$18,116	$4,487
Loss on early extinguishment of debt, net of tax	—	3,627	—	3,627
Gain on sale of business, net of tax	—	(18,513)	—	(18,513)
Tax-related valuation allowances	40	2,705	6,101	13,156
Adjusted net income	$30,787	$13,699	$24,217	$2,757

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted earnings per share
Earnings per share	$0.54	$0.45	$0.32	$0.08
Loss on early extinguishment of debt, net of tax	—	0.06	—	0.06
Gain on sale of business, net of tax	—	(0.32)	—	(0.32)
Tax-related valuation allowances	—	0.05	0.11	0.23
Adjusted earnings per share	$0.54	$0.24	$0.43	$0.05

Adjusted Free Cash Flow Reconciliation

Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about our ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, such as taxes paid in connection with divestitures, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore our measurements of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Adjusted free cash flow
Net cash from operating activities	$77,767	$59,812	$129,670	$116,931
Additions to property, plant and equipment	(49,897)	(46,280)	(94,139)	(88,742)
Proceeds from sale and disposal of fixed assets	1,843	1,091	2,641	2,121
Adjusted free cash flow	$29,713	$14,623	$38,172	$30,310

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2018
Projected GAAP net income	$30	to	$59
Adjustments:
Accretion of environmental liabilities	11	to	10
Depreciation and amortization	305	to	295
Loss on early extinguishment of debt	2	to	2
Interest expense, net	80	to	79
Provision for income taxes	32	to	45
Projected Adjusted EBITDA	$460	to	$490

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted Free Cash Flow Guidance Reconciliation

An itemized reconciliation between projected cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2018
Projected cash from operating activities	$305	to	$355
Additions to property, plant and equipment	(180)	to	(200)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$135	to	$165

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Contacts

Investors:	Media:
Jim Buckley	Eric Kraus
SVP Investor Relations	EVP Corporate Communications & Public Affairs
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
Buckley.James@cleanharbors.com	Kraus.Eric@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues	$849,140	$752,788	$1,598,918	$1,441,729
Cost of revenues (exclusive of items shown separately below)	583,584	519,803	1,130,009	1,016,388
Selling, general and administrative expenses	125,995	112,294	241,083	224,515
Accretion of environmental liabilities	2,448	2,416	4,878	4,706
Depreciation and amortization	72,760	71,531	147,604	143,943
Income from operations	64,353	46,744	75,344	52,177
Other income (expense), net	846	(833)	547	(2,382)
Loss on early extinguishment of debt	—	(6,045)	—	(6,045)
Gain on sale of business	—	31,722	—	31,722
Interest expense, net	(20,769)	(22,492)	(41,039)	(45,068)
Income before provision for income taxes	44,430	49,096	34,852	30,404
Provision for income taxes	13,683	23,216	16,736	25,917
Net income	$30,747	$25,880	$18,116	$4,487
Earnings per share:
Basic	$0.55	$0.45	$0.32	$0.08
Diluted	$0.54	$0.45	$0.32	$0.08

Shares used to compute earnings per share — Basic	56,410	57,190	56,304	57,226
Shares used to compute earnings per share — Diluted	56,505	57,336	56,399	57,349

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$197,068	$319,399
Short-term marketable securities	36,862	38,179
Accounts receivable, net	590,580	528,924
Unbilled accounts receivable	62,762	35,922
Deferred costs	20,832	20,445
Inventories and supplies	193,544	176,012
Prepaid expenses and other current assets	34,834	35,175
Total current assets	1,136,482	1,154,056
Property, plant and equipment, net	1,609,382	1,587,365
Other assets:
Goodwill	497,251	478,523
Permits and other intangibles, net	455,920	469,128
Other	16,426	17,498
Total other assets	969,597	965,149
Total assets	$3,715,461	$3,706,570
Current liabilities:
Current portion of long-term obligations	$4,000	$4,000
Accounts payable	247,821	224,231
Deferred revenue	68,705	67,822
Accrued expenses	200,135	187,982
Current portion of closure, post-closure and remedial liabilities	23,007	19,782
Total current liabilities	543,668	503,817
Other liabilities:
Closure and post-closure liabilities, less current portion	58,990	54,593
Remedial liabilities, less current portion	104,782	111,130
Long-term obligations, less current portion	1,624,727	1,625,537
Deferred taxes, unrecognized tax benefits and other long-term liabilities	222,246	223,291
Total other liabilities	2,010,745	2,014,551
Total stockholders’ equity, net	1,161,048	1,188,202
Total liabilities and stockholders’ equity	$3,715,461	$3,706,570

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Six Months Ended:
	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net income	$18,116	$4,487
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	147,604	143,943
Allowance for doubtful accounts	7,389	3,580
Amortization of deferred financing costs and debt discount	1,881	1,660
Accretion of environmental liabilities	4,878	4,706
Changes in environmental liability estimates	(673)	(129)
Deferred income taxes	(10)	190
Stock-based compensation	6,639	5,172
Gain on sale of business	—	(31,722)
Loss on early extinguishment of debt	—	6,045
Other (income) expense, net	(547)	2,382
Environmental expenditures	(4,585)	(6,102)
Changes in assets and liabilities, net of acquisitions
Accounts receivable and unbilled accounts receivable	(62,764)	(31,154)
Inventories and supplies	(18,625)	(6,307)
Other current assets	180	13,918
Accounts payable	23,605	(2,686)
Other current and long-term liabilities	6,582	8,948
Net cash from operating activities	129,670	116,931
Cash flows used in investing activities:
Additions to property, plant and equipment	(94,139)	(88,742)
Proceeds from sale and disposal of fixed assets	2,641	2,121
Acquisitions, net of cash acquired	(123,750)	(9,277)
Proceeds on sale of businesses, net of transactional costs	—	46,391
Additions to intangible assets, including costs to obtain or renew permits	(2,106)	(1,239)
Proceeds from sale of available-for-sale securities	11,214	376
Purchases of available-for-sale securities	(10,001)	—
Net cash used in investing activities	(216,141)	(50,370)
Cash flows (used in) from financing activities:
Change in uncashed checks	(2,803)	(8,361)
Proceeds from exercise of stock options	—	46
Tax payments related to withholdings on vested restricted stock	(2,175)	(2,132)
Repurchases of common stock	(26,482)	(12,257)
Deferred financing costs paid	(468)	(4,727)
Premiums paid on early extinguishment of debt	—	(4,665)
Principal payment on debt	(2,000)	(296,202)
Issuance of senior secured notes, net of discount	—	399,000
Net cash (used in) from financing activities	(33,928)	70,702
Effect of exchange rate change on cash	(1,932)	2,106
(Decrease) increase in cash and cash equivalents	(122,331)	139,369
Cash and cash equivalents, beginning of period	319,399	306,997
Cash and cash equivalents, end of period	$197,068	$446,366

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$40,745	$50,432
Income taxes paid	14,118	13,407
Non-cash investing activities:
Property, plant and equipment accrued	13,041	16,213
Transfer of inventory to property, plant and equipment	—	12,641

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	June 30, 2018			June 30, 2017
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$519,916	$34,898	$554,814	$449,631	$31,959	$481,590
Safety-Kleen	328,715	(34,280)	294,435	302,956	(31,641)	271,315
Corporate Items	509	(618)	(109)	201	(318)	(117)
Total	$849,140	$—	$849,140	$752,788	$—	$752,788

	For the Six Months Ended:
	June 30, 2018			June 30, 2017
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$959,604	$67,657	$1,027,261	$845,538	$64,948	$910,486
Safety-Kleen	638,633	(66,234)	572,399	595,857	(63,707)	532,150
Corporate Items	681	(1,423)	(742)	334	(1,241)	(907)
Total	$1,598,918	$—	$1,598,918	$1,441,729	$—	$1,441,729

	For the Three Months Ended:		For the Six Months Ended:
Adjusted EBITDA	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Environmental Services	$109,199	$94,832	$170,616	$155,022
Safety-Kleen	73,069	60,281	134,953	112,649
Corporate Items	(42,707)	(34,422)	(77,743)	(66,845)
Total	$139,561	$120,691	$227,826	$200,826

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com